         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                            FOR THE THREE MONTHS
                                                      FOR THE YEAR ENDED DECEMBER 31,                         ENDED MARCH 31,
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                                      1999          2000           2001            2002          2003               2004
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Income from continuing
     operations before provision
     for income taxes                $15,800      $  18,087        $22,891         $37,391      $31,209                 $20,805
Fixed charges:
      Interest expense and
       amortization of debt
       discount and premium on
       all indebtedness                  310          2,214          4,201           1,690        4,892                   2,069
     Interest factor on rental
       expense                           384            508            709           1,005          946                     296
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Total fixed charges                      694          2,722          4,910           2,695        5,838                   2,365
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Income from continuing
    operations before provision
    for income taxes, plus total
    fixed charges                    $16,494        $20,809        $27,801         $40,086      $37,047                 $23,170
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Ratio of earnings to fixed
    charges                             23.8            7.6            5.7            14.9          6.3                     9.8
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